Exhibit 19(b)

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Adam B. Kertzner, Principal Executive Officer, and Gerard Waldt, Principal Financial Officer, of T. Rowe Price OHA Flexible Credit Income Fund (the “Registrant”), each certify to the best of his knowledge that:
1.The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer
T. Rowe Price OHA Flexible Credit Income Fund	T. Rowe Price OHA Flexible Credit Income Fund
/s/ Adam B. Kertzner	/s/ Gerard Waldt
Adam B. Kertzner	Gerard Waldt

Date: February 27, 2025	Date: February 27, 2025